EXHIBIT 23(I)


                               CONSENT OF COUNSEL
                          The Gabelli Value Fund, Inc.

                    We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 23 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-30139, Investment Company Act File No. 811-05848) of The Gabelli Value Fund, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                               /s/ Willkie Farr & Gallagher LLP
                                               --------------------------------
                                                   Willkie Farr & Gallagher LLP


April 30, 2007
New York, New York